UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2015

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.04.  Mine Safety — Reporting of Shutdowns and Patterns of Violations.

On August 26, 2015, Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) received an imminent danger order issued by the Mine Safety and Health Administration under Section 107(a) of the Federal Mine Safety and Health Act of 1977, relating to the ore hoisting shaft at our West Mine near Carlsbad, New Mexico.  The order relates to maintenance issues and salt build-up in the shaft.  The order was terminated shortly after its issuance once all personnel were removed from the shaft.  The order does not impact the personnel and service shaft at our West Mine or the two active shafts at our connected East Mine.  No injuries have occurred as a result of the cited conditions.  We have temporarily suspended production at the West Mine while we take corrective actions, which are currently underway, to resolve the cited conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: September 1, 2015	By:	/s/ Margaret E. McCandless
Margaret E. McCandless
Vice President, General Counsel and Secretary